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                                                                     EXHIBIT 4.1

                              CERTIFICATE OF TRUST

     The undersigned, the trustees of Capita Preferred Trust, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. SS 3810, hereby certify as follows:

          (a) The name of the business trust being formed hereby (the 'Trust') is 'Capita Preferred Trust.'

          (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

               First Chicago Delaware Inc.
               c/o FCC National Bank
               300 King Street
               Wilmington, Delaware 19801

          (c) This Certificate of Trust shall be effective as of the date of filing.

Dated: August 29, 1996

                                           /s/  Jeffrey F. Nash
                                          .....................................
                                          Name: Jeffrey F. Nash
                                          Title: Regular Trustee


                                          FIRST CHICAGO DELAWARE INC.

                                          By:  /s/  Steven Wagner
                                              ................................
                                              Name: Steven Wagner
                                              Title:



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